UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 17, 2006

                          Island Residences Club, Inc.
                        -------------------------------
             (Exact name of registrant as specified in its charter)

               DE                       000-49978                20-2443790
-------------------------------       -------------            --------------
(State  or  other  jurisdiction       (Commission              (IRS Employer
      of  incorporation)              File  Number)          Identification No.)


     1769-203  Jamestown  Road,  Williamsburg,  VA              23185
     ---------------------------------------------             --------
      (Address of principal executive offices)               (Zip Code)

Registrant's  telephone  number,  including  area  code:(757)927-6848
                                                         ------------

_______________________________________________________________________
    (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.  Termination of a Material Definitive Agreement

On November 17, 2005, Island Residences Club, Inc. (the "Company") entered into a Share Exchange Agreement with Angela Whichard, Inc. ("AWI"), whereby the company would exchange 1,600,000 shares of its common stock, $.001 par value, for 400,000 restricted shares of common stock of Grand Sierra Resorts Corp., a Nevada Corp., owned by AWI.

On February 24, 2006, the Company entered into a Stock Purchase Agreement with DTLL, Inc., whereby the Company would purchase 400,000 shares of DTLL, Inc. in exchange for the 400,000 shares of Grand Sierra Resorts Corporation, to be purchased by the Company pursuant to the agreement dated November 17, 2005 with AWI.


On July 14, 2006 both agreements were rescinded by the Company because AWI failed to deliver the 400,000 shares. The Company will cancel the 1,600,000 shares issued to AWI and remove them from the Company's Form SB-2 Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2006

(Registrant):  Island  Residences  Club,  Inc.
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(Signature):   Graham Bristow
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               Graham  Bristow,  Chief  Executive  Officer